As filed with the Securities and Exchange Commission on February 24, 2005        Registration No. 333-121871

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

QSOUND LABS, INC.

(Exact name of Registrant as specified in its charter)

                             Alberta, Canada                                                                                                                           98-0152203

       (State or other jurisdiction of Incorporation or                                                                              (I.R.S. Employer Identification No.)

                                   organization)

400 – 3115 12th Street NE

Calgary, Alberta  T2E 7J2

Address of Principal Executive Offices

M. Patty Chakour

5742 E. Le March Avenue, Scottsdale AZ 85254

(602) 375-6468

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Kimberley Anderson

Dorsey and Whitney LLP

1420 Fifth Avenue, Suite 3400

Seattle, Washington  98101

____________________

Approximate date of commencement of proposed sale to the public:  At such time or from time to time after the effective date of this registration statement as the Selling Shareholder shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]  ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]  ___________________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [  ]

Page 1 of 22 pages.  Exhibit Index begins at page 22.

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and the selling shareholder is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION

February 24, 2005

QSOUND LABS, INC.

1,173,913 COMMON SHARES

We are registering 1,173,913 common shares of QSound Labs, Inc. for resale by the selling shareholder.

The selling stockholder may offer the common shares from time-to-time at market prices prevailing at the time of the sales or at negotiated prices.  See Plan of Distribution beginning on page 13.  We will not receive any proceeds from the sale of these shares.

Our common shares are listed on the Nasdaq SmallCap Market under the symbol QSND.  On February 23, 2005 the closing price of the shares was $7.28.

Investing in our common shares involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offence.

The date of this prospectus is February 24 , 2005.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

3

ABOUT QSOUND LABS

3

THE OFFERING

4

ABOUT THIS PROSPECTUS

5

INFORMATION ON OUTSTANDING SHARES

6

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

6

RISK FACTORS

6

INFORMATION ABOUT THE OFFERING

11

SELLING SHAREHOLDER

12

PLAN OF DISTRIBUTION

13

CAPITALIZATION AND INDEBTEDNESS

14

DESCRIPTION OF SECURITIES

14

MARKETS

15

USE OF PROCEEDS

16

LEGAL MATTERS

16

EXPERTS

16

WHERE YOU CAN GET MORE INFORMATION

16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

16

Note:  All references to dollar amounts in this prospectus are stated in United States Dollars unless otherwise stated.  On July 9, 2001 our shareholders approved a one-for-four share consolidation. Unless otherwise indicated, all share and option figures in this prospectus have been adjusted retroactively to reflect the share consolidation.  QSound prepares its financial statements in accordance with Canadian generally accepted accounting principles and all amounts set out here are based on this premise. Material differences to US generally accepted accounting principles are set out in Note 15 to the 2003 Annual Consolidated Financial Statements incorporated by reference herein.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus.

The terms “QSound”, “our company”, “the company”, “we”, “us” and “our” as used in this prospectus on Form F-3 refer to QSound Labs, Inc. and its subsidiaries, including QSound Ltd., QCommerce Inc. and QTelNet Inc., as a combined entity, except where the context requires otherwise.

ABOUT QSOUND LABS

QSound carries on operations in three business segments:

a)

Audio Business Segment QSound develops, markets and distributes multimedia software solutions and licenses algorithms based on patented, proprietary audio technology portfolio. Our strategy is to focus on new products and technologies targeted for high-growth markets where the technical barriers to entry are high, and where we can lever our audio technology expertise to penetrate the market. We generate revenues by licensing to product manufacturers and chip manufacturers in the mobile and handheld devices, computer multimedia and consumer electronics markets, through sales of QSound-enabled analog chips to consumer electronics manufacturers, and by selling downloadable software products for Internet streaming audio, through third parties and directly, to consumers over the Internet.

b)

Internet Telephony Business Segment  Our wholly owned Alberta subsidiary, QTelNet Inc., develops and sells Internet telephony software and hardware products.  We target the small to medium sized business and enterprise branch office market.  These products enable these businesses to eliminate long distance charges between offices and to expand existing switchboards to encompass remote teleworkers or offices.

c)

E-commerce Business Segment Our wholly owned Washington subsidiary, QCommerce Inc., provides electronic commerce services that enable electronic commerce for small businesses. QCommerce provides Web merchants with all of the tools necessary to set up and operate an on-line store, and with marketing and advertising services to drive targeted traffic to the store.

QSound’s principal executive office is located at 400 – 3115 12th Street NE, Calgary, Alberta, Canada T2E 7J2 and it’s phone number is (403) 291-2492.

THE OFFERING

This prospectus covers up to 1,173,913 common shares to be sold by the selling shareholder identified in this prospectus.

Shares offered by the selling shareholder	1,173,913 shares of common stock(1)
Offering price	Determined at the time of sale by the selling shareholder.
Common shares outstanding prior to this offering as of December 31, 2004	8,404,085 shares
Common shares outstanding following this offering if all shares are sold	9,230,172 shares(2)
Common stock owned by the selling shareholder following this offering if all shares are sold	None(3)
Use of proceeds

All proceeds of this offering will be received by the selling shareholder for its own account.  We will receive the exercise price of all warrants exercised, which will be used for working capital.  The warrants are not required to be exercised except under certain circumstances(4)

Risk factors	You should read the “Risk Factors” section beginning on page 6, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.
Nasdaq SmallCap Symbol	QSND

(1)

As of December 31, 2004, the Series A and Series B warrants whose underlying common shares are covered by this prospectus were convertible into 139,130 and 521,739 common shares, respectively. We have agreed to register for resale by the holder of such securities, all of the outstanding common shares issued to the selling shareholder and 125% of the common shares underlying the Series A and Series B warrants. Accordingly, the common shares offered by the selling shareholder assumes the exercise of the Series A and Series B warrants into 173,913 and 652,174 common shares, respectively, and the immediate resale of all of those common shares.

(2)

This figure is based on the number of common shares outstanding as of December 31, 2004 and assumes full exercise of the Series A and Series B warrant held by the selling shareholder in accordance with footnote 1 and sale of the resulting common shares during the effectiveness of the registration statement that includes this prospectus. The selling shareholder is not required to exercise its warrants, except as set forth in footnote 3, or sell its shares. See “Plan of Distribution.”

(3)

This number assumes that the selling shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. The selling shareholder is not required to sell its shares. See “Plan of Distribution.”

(4)

We have the right to require the selling shareholder to exercise the Series B warrants during the thirty-day period immediately preceding the expiration date of the Series B Warrant provided that certain conditions are met, including that the volume weighted average price of our common shares for the five trading days preceding the date of our notice to the selling shareholder is greater than $10.14 US per share.

ABOUT THIS PROSPECTUS

We are registering 1,173,913 common shares of QSound Labs, Inc. for resale by the selling shareholder.

On December 16, 2004, we completed a private placement of  our common shares, warrants to purchase common shares, and additional rights to purchase common shares and warrants, with the selling shareholder. We issued (i) 347,826 common shares at a purchase price of $5.75 US per share, (ii) Series A warrants to purchase 139,130 common shares at the exercise price of $9.12 US per share, and (iii) Series B Warrants to purchase (x) 521,739 common shares at the purchase price of $5.75 US per share and (y) Series C warrants.  The Series C warrants are exercisable for 208,696 common shares at an exercise price of $9.12 US per share.  The Series A warrants are exercisable from June 16, 2005 until December 16, 2009, the Series B warrants are exercisable during the period ending on the later of July 16, 2005 and one hundred and eighty days after this Registration Statement has been declared effective, and the Series C warrants are exercisable until December 16, 2009.

On December 16, 2004, the date the private placement was completed, the closing price for our common shares was $7.05.  The common shares in the private placement were sold at $5.75 per share, an 18% discount to the closing price on December 16, 2004.  The Series A and Series B warrants were issued for no additional consideration.  As of December 16, 2004, the exercise price of the Series B warrants is $5.75, also representing an 18% discount to the closing price on the date of issuance.  The exercise prices of the Series A and Series C warrants (which would be issued upon exercise of the Series B warrants) are at a premium to the closing price on December 16, 2004.  We agreed to a price slightly below the then market price since the securities issued in the offering would be restricted securities at the time of issuance and would lack liquidity until such time as we were able to bring a registration statement to effectiveness.  We believe such discounts and warrant coverage are typical in private placements of the stock of publicly-traded companies and it was required by our investors in this instance.

We agreed to file a short form registration statement with the Securities and Exchange Commission no later than January 5, 2004 registering for resale of the common shares issued at the closing of the transaction and 125% of the common shares issuable upon the exercise of the Series A warrants and the Series B warrants.  If this Registration Statement is not declared effective within ninety days of the filing date, we have agreed to pay penalties equal to one percent in the first month, and two percent in each succeeding month, of the aggregate purchase price of the common shares issued at closing of the transaction until such time as the Registration Statement is declared effective.

We have the right to require the selling shareholder to exercise the Series B warrants during the thirty-day period immediately preceding the expiration date of the Series B Warrant provided that certain conditions are met, including that the volume weighted average price of the Company's common shares for the five trading days preceding the date of the Company's notice to the selling shareholder is greater than $10.14 US per share. Upon the exercise of the Series B warrants and no later than the twentieth day following the earlier of the exercise of all of the Series B warrants and the expiration date of the Series B Warrant, we have agreed to file a second registration statement with the SEC registering resales of the common shares issuable upon exercise of the Series C warrants. The second registration statement carries the same time periods for effectiveness and penalties as apply to this Registration Statement.

The Series A warrants, Series B warrants and Series C warrants are subject to customary anti-dilution adjustments. Until the sixtieth day after this Registration Statement has been declared effective, we have agreed to not conduct financings involving rights to register equity securities on or before December 17, 2005. The Company plans to use the proceeds of the private placement for working capital as it expands its VoIP business.

This prospectus may only be used where it is legal to offer and sell the shares covered by this prospectus. We have not taken any action to register or obtain permission for this offering or the distribution of this prospectus in any country other than the United States.

INFORMATION ON OUTSTANDING SHARES

The number of common shares outstanding before and after this offering are set forth below:

  Common shares outstanding before the offering  as of December 31, 2004                      8,404,085

  Common shares to be outstanding after the offering  assuming all shares are sold        9,230,172

The number set forth above for the common shares outstanding before this offering is the number of shares outstanding as of December 31, 2004. The numbers set forth above do not include; (i) common shares issuable upon exercise of the Series A or Series B warrants, (ii) 1,157,500 common shares that, as of the date of this prospectus, are issuable upon the exercise of outstanding options; and (iii) 575,000 common shares that are issuable upon the exercise of existing warrants other than those covered by this prospectus.  The additional options are exercisable at prices ranging from $0.47 to $4.56 per share, with a weighted average exercise price of $1.29 per share and the additional warrants are exercisable at prices ranging from $1.04 to $7.77 per share, with a weighted average exercise price of $1.92 per share.

The number set forth above for the common shares to be outstanding after this offering assuming all shares are sold includes common shares issuable upon the exercise of the Series A and Series B warrants calculated in the following manner. As of December 31, 2004, the Series A and Series B warrants whose underlying common shares are covered by this prospectus were convertible into 139,130 and 521,739 common shares, respectively. We have agreed to register for resale by the holder of such securities, all of the outstanding common shares issued to the selling shareholder and 125% of the common shares underlying the Series A and Series B warrants. Accordingly, the common shares offered by the selling shareholder assumes the exercise of the Series A and Series B warrants into 173,913 and 652,174 common shares, respectively, and the immediate resale of all of those common shares.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, reflecting management's current expectations. These statements relate to our future plans, objectives, expectations and intentions. We use words such as  “may,” “expect,” “anticipate,” “project,” “believe,” “plan,” “intend,” “future” and other similar expressions to identify forward-looking statements.  These forward-looking statements involve inherent risks and uncertainties that may cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could contribute to differences include, but are not limited to, those discussed below in “Risk Factors”, and elsewhere in this prospectus.

RISK FACTORS

Please consider carefully the following risk factors and uncertainties which we face in our business, and other information contained in this prospectus, before investing in our common shares.

We were not profitable in the first nine months of 2004 or in 2003 in any of our business segments.  The IP telephony and e-commerce business units have never been profitable. Except for 2002, we have been only marginally profitable in previous years, and we have had to rely on the sale of our common shares, and in the past on debt financing, to fund our business operations.

With the exception of 2002, we have a history of losses and we have had to fund our operations through a combination of equity and debt financings. We reported revenues for the nine months ended September 30, 2004 of $1,718,963 as compared to $1,679,825 for the same period in FY2003. The net loss for the period was $(1,477,939) or $(0.20) per share as compared to a net loss of $(702,558) or $(0.10) per share for the same period in FY2003. In 2003 we had revenues of $2,043,088 and operating expenses of $3,314,381 including cost of products sold of  $419,837. After depreciation and amortization of $308,717, impairment of assets of $108,154 and impairment of goodwill of $2,184,589, there was a resultant loss of $(3,705,631) for the year. Our loss per share for 2003 was $(0.52). If we are not successful in enhancing revenues through increased sales of our products and technologies or the development and marketing of additional products, or if there is a material increase in our expenses, we may be unable to achieve profitability in the future. As a result, we may have to rely on the sale of shares and on debt financings in the future.  If we are unable to raise financing when and in the amount required, we may be required to cease operations.

Our audio industry revenues come from a limited number of accounts and a significant change in the performance or a loss of these accounts would have a material effect on our revenues.

The sources of our audio industry revenues are limited in number and a reduction in the performance, or expiration or termination, of any of these accounts, would have a material effect on our revenues and consequently, the Company’s financial condition. For example, our hearing aid license with Starkey Laboratories, which accounted for 30% of our 2003 revenues, expired in the third quarter of 2004 and we have not replaced this revenue stream yet.  In the event that we lose one or more of these accounts, our results of operation would suffer materially.

Our audio revenues depend primarily on license fees generated upon the sale of devices that incorporate our technology.  As a result, we are highly dependent upon the sales efforts of the manufacturers of these products and market acceptance of their product offering.

Our primary business model in the audio business revolves around entering into license agreements with semiconductor and handset manufacturers who wish to incorporate our microQ audio engine technology into their products.  Under these agreements, we generate revenue based on the number of units incorporating our microQ audio engine produced by each manufacturer.  To date, significant distribution of microQ enabled devices has not yet begun. The target for product delivery to the marketplace for many of these products is 2005.  Factors that contribute to performance of these products include, among others:

  end-user demand;

  timeliness, quality and pricing;

  success or failure of distribution and commercialization efforts;

  competition from similar or substitute products;

  manufacturing uncertainties; and

  general or regional economic conditions.

If the these products do not meet the currently anticipated timeline or if these products are not widely accepted by consumers, our revenue stream may be delayed or may not materialize at all.  As a consequence of the effect that these and similar factors may have on our licensees, customers and partners, we may from time to time experience significant fluctuations in our revenues, even on a quarterly basis and as a result, we believe that period-to-period comparisons for our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

Two distributors currently account for all of our IP telephony revenue and the loss of one or more of these distributors could cause our revenues to decline.

For the year ended December 31, 2003, two distributors accounted for all of our revenues from our IP telephony business. We anticipate that a limited number of distributors will continue to account for a significant portion of our IP telephony revenues for the foreseeable future. Key factors in maintaining our relationships with these distributors include the reliability of our products, the pricing of our products relative to competitors, and the relationships of our sales employees with their personnel. To the extent that our performance does not meet their expectations, or the reputation of our product quality or relationships with one or more major distributor are impaired such that they reduce or eliminate use of our services, our revenues could decline significantly and our operating results could be adversely affected.

To succeed in the audio industry we must be able to identify emerging technological and market trends, to enhance our existing technologies and develop new technologies, and to achieve and maintain wide distribution

The audio industry is characterized by a number of factors including:

  rapid technological changes;

  short technology and product life cycles;

  escalating pressure to provide improved audio solutions at increasingly lower prices;

  frequent introduction of new technologies and products; and

  development of audio enhancement technologies in-house by potential customers.

It is important for us to be able to identify emerging trends in the mobile devices, PC multimedia, consumer electronics and Internet audio environments, and to enhance our existing technologies and develop new technologies and products to meet these continually changing market requirements. The development of our products and technologies must continue to focus on technological superiority over the offerings of our competitors while meeting the needs of our customers and potential customers, including competitive pricing and expeditious completion of development. Additionally, there must be sufficient consumer interest in and demand for enhanced audio to motivate our customers to use our products and technologies in their offerings. If we do not continue to develop premium new technologies and products timely and cost effectively, we will not be able to achieve profitability in the audio industry.

Due to the rapid technological development in our field and changing regulatory and industry standards, our IP telephony technologies may be come obsolete quickly.

The IP telephony industry is characterized by rapid technological advances, evolving industry standards and frequent new product introductions. Unless we continue development and improvement of our products and technologies to respond to advances in technology and changes in the regulatory landscape, our products may not be accepted by consumers or industry regulators. To keep pace with industry changes, we must continue to incur research and development costs which may not be offset by new and existing revenue streams.  There is no assurance that revenues will increase to offset new product development costs.

Our products incorporate technologies licensed from a number of third parties.  If we are unable to maintain these licenses on favorable terms or we are unable to effectively integrate these technologies, our revenues will suffer.

Our products incorporate a number of technologies licensed from third parties.  If we are unable to maintain our relationships with these third parties on favorable terms or if we are unable to successfully integrate these technologies into our product line, we may need to revise our products, including by limiting product features or locating substitute technologies.  Any modifications of our products would be costly and divert research and development efforts.  As a result, our business and results of operation would suffer.

We have limited experience with manufacture and distribution of hardware products and intend to outsource the majority of production.  Our success will depend on our ability to manage this process.

We have not previously engaged to any material extent in the manufacture and distribution of hardware products and intend to outsource the manufacture of the majority of the components of our products.  As a result, we will be heavily dependent on these manufacturers to meet product delivery schedules and maintain quality.  Our success will depend upon our ability to:

  source competitively priced component parts,

  partner with low-cost manufacturers,

  maintain product quality standards,

  contain operating expenses,

  finance product inventory, and

  co-ordinate inventory stock quantities with product distribution requirements.

If we are unable to effectively manage our relationships with our manufacturers, the quality or supply of our products may suffer.

If we fail to obtain product standard certification in particular countries we will be unable to sell our IP telephony products in such countries.  Any such limitations would adversely impact our revenues and business prospects.

Our IP telephony products must meet certain safety and radio-frequency emission standards. Products that connect to the telephone network must also meet certain standards aimed at protecting the network. Virtually all countries have developed their own sets of standards, which are not uniform. If we do not obtain certifications attesting that our products comply with the standards of the country where our equipment will be used, we will be unable to export our products to that country. Any such failure would adversely impact our revenues and business prospects.

Telecommunications failures, computer viruses, breaches of security or terrorist attacks could disrupt our IP telephony and e-commerce businesses by reducing consumer confidence in the Internet as a means of communication and commerce.

Internet communications are susceptible to interruptions resulting from factors including telecommunications failures, computer viruses, capacity limitations, breaches of security, terrorist attacks and vandalism.  If one or a combination of these events causes consumers to lose confidence in the Internet as a means for communication or commerce, the growth of use of the Internet and reliance upon the Internet as an alternative to the telephone network would be negatively impacted.  Any shift of consumers away from the Internet would adversely impact sales of our IP telephony and e-commerce products.

Our e-commerce revenues have declined in the past few years and we do not expect growth in this business.

Our e-commerce revenues have declined in the past few years. Consolidation has become the principal method for acquiring new merchants, and we do not expect organic growth in our merchant base nor do we anticipate adding merchants through acquisition of competitors. Larger service providers may offer their products and services at reduced prices and we may have to adjust our prices accordingly. As new technologies are developed and introduced our e-commerce products may become less attractive to small business merchants.

Many of our competitors have greater resources available to them.  If we fail to compete effectively with our competitors, our results of operation and viability will be negatively impacted.

Each of the industries in which we engage is intensely competitive. In these industries we have competitors who have technologies and products that are similar to ours and compete directly with us. Some of these competitors are large, established companies with significantly greater resources. These large companies have advantages including greater financial strength, marketing resources and distribution capabilities, and greater ability to hire skilled personnel. In addition, we face competition from new market entrants. If we are unable to develop and commercialize products that consumers view as superior to those of our competitors in terms of leading edge technology, performance, features, functions or price, among other elements, our results of operation will suffer.

  audio industry: Our competitors in the audio industry have products and technologies that compete with us in the mobile devices market; PC multimedia market; the consumer electronics market; audio enhancement software plug-ins for Internet media players; the headphone audio enhancement area; and the multi-channel home theatre market.

  IP telephony industry: We face significant competition in the IP telephony business. We expect competition to remain intense as existing communications companies enter into and new entrants emerge in this market.

  electronic commerce industry: We face many competitors in the electronic commerce industry and the number of companies providing products and services similar to ours is increasing at a rapid rate. These companies sell products and services similar to those we offer, including building Internet-based electronic storefronts, hosting merchant sites and providing marketing services.

Our products and technologies are based on our intellectual property. If we fail to adequately protect our intellectual property our business will suffer, and if we are sued for infringement by a third party we will incur significant legal expenses and may be required to pay substantial fees and/or cease using any such intellectual property.

Our success depends largely on our ability to protect our proprietary technologies and to keep infringers from using and marketing our technologies. We rely upon U.S. and international patent, copyright, trade secret and trademark laws to protect our intellectual property. We also rely on contractual obligations such as non-disclosure agreements. Third parties may copy our technologies and we may be unable to prevent the sale of infringing products. Also, third parties may successfully develop products which compete with our products and which do not infringe our intellectual property rights. In addition, third parties may successfully assert that our technologies and products infringe their products and that our patents are invalid. Our business will suffer if we are not successful in defending our intellectual property, and we will incur significant legal expenses if we must defend third party infringement claims.  In addition, we may be ordered to pay substantial penalties and/or cease using certain intellectual property if we are found to have infringed on the intellectual property rights of a third party.

We may be subject to financial penalties in the event that this registration statement is not declared effective by the 90th day following the filing of this registration statement.

In connection with the private placement completed in December 2004, we agreed to file a resale registration statement, and to bring such registration statement effective within ninety days of the filing. In the event that this registration statement is not declared effective by the 90th day following its filing, we are subject to a monthly penalty of approximately $20,000 in the first month and approximately $40,000 in each succeeding month until such date as the registration statement shall be declared effective by the SEC.

New equity financing would dilute current shareholders.

If we raise funds through equity financing to meet the needs discussed above, it will have a dilutive effect on existing holders of our shares by reducing their percentage ownership. The shares may be sold at a time when the market price is low because we need the funds. This will dilute existing holders more than if our stock price were higher. In addition, private equity financings normally involve shares sold at a discount to the current public market price.  Our articles of incorporation allow us to issue an unlimited number of common and preferred stock.  Therefore, there is no theoretical cap on the amount of dilution our investors may suffer in subsequent financings.

The telecommunications market fluctuates and is impacted by many factors, including decisions by service providers regarding their deployment of technology and their timing of purchases, as well as demand and spending for communications services by businesses and consumers.

Beginning in fiscal 2001 and continuing through fiscal 2003, the global telecommunications market deteriorated significantly, reflecting a significant decrease in the competitive local exchange carrier market, failures of many other start-up telecommunications service providers and a significant reduction in capital spending by established service providers. In 2004, the market stabilized but is still subject to fluctuations.

If adoption of IP telephony advances at a slower pace than we anticipate, our revenues and profitability may be adversely affected. The level of demand by service providers and their customers can change quickly and can vary over short periods of time, including from month to month. As a result of the uncertainty and variations in our markets, accurately forecasting revenues, results and cash flow remains difficult.

The market price of our common shares has been and continues to be volatile.

The trading price of our common shares on the Nasdaq SmallCap Market has been and continues to be volatile. During the twelve months ending on December 31, 2004 our stock price has ranged from a high of $8.40 to a low of $1.61. The market price may be affected by announcements of, among other things:

  new products by our competitors,

  fluctuations in our operating results,

  assertions of intellectual property infringement made by us against third parties or by third parties against us and changes in our financial position.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. A securities class action lawsuit against us, regardless of its merit, could result in substantial costs and divert the attention of our management from other business concerns, which in turn could have a materially adverse impact on our financial results.

If we experience rapid growth and do not manage it effectively our business and financial results will suffer.

If our technologies and products achieve wide acceptance we may experience rapid growth. We may have to hire more employees including additional management, improve our financial and control systems, and expand and manage our technical, sales and support services operations. We would need increased revenues and/or additional funding to operate these increased activities. If we do not manage our growth effectively our business and financial results will suffer.

We depend on key employees and our business may suffer if we are not able to keep these employees or hire and train replacements.

Our success depends on the skills, experience and performance of our senior management and certain other key personnel. We do not carry key personnel insurance on these employees. Experienced management and highly skilled engineers and software programmers are critical to the success of our business and are in high demand. We would suffer adverse effects if we are unable to successfully retain our key personnel, or hire and train suitable replacements.

We are incorporated in Alberta, Canada, some of our directors and officers live in Canada, and most of our assets are in Canada, and investors may have difficulty initiating legal claims and enforcing judgments against us and our directors and officers.

We are incorporated in the Province of Alberta, Canada. Certain of our directors and officers live in Canada, and most of our assets, and the assets of those officers and directors, are located in Canada. As a result, it may be difficult for investors to effect service of legal process within the United States upon directors and officers who are not United States residents. Also, there is uncertainty as to the enforceability in Canada, in original actions or for enforcement of judgments of U.S. courts, of civil liabilities predicated upon U.S. federal or state securities laws.

INFORMATION ABOUT THE OFFERING

We are registering 1,173,913 common shares of QSound Labs, Inc. for resale by the selling shareholder.

  347,826 of these shares are currently outstanding

  660,869 of these shares are issuable upon exercise of outstanding Series A and Series B warrants

  165,218 of these shares may be issuable upon exercise of outstanding Series A and Series B warrants due to anti-dilution provisions in such warrants

We issued an aggregate of 347,826 common shares to the selling shareholder pursuant to a Securities Purchase Agreement dated December 16, 2004 for gross proceeds of US $2 million and Series A and Series B warrants.  The securities issued in the private placement are described in more detail under the heading “About this Prospectus” “The Offering” and “Information on Outstanding Shares.” The common shares offered by this prospectus will be adjusted to cover any additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

SELLING SHAREHOLDER

The table below lists each person who may resell shares pursuant to this prospectus and, in addition, sets forth the following:

  The number of common shares outstanding beneficially owned by the investor prior to the offering;

  the number of shares registered for sale in the offering and issuable upon exercise of warrants;

  the number of common shares owned by the investor after the offering, assuming it sells all of the shares registered for its benefit.

The term "beneficial ownership" includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common shares subject to options or warrants currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or warrants, but they do not deem these common shares to be outstanding for purposes of computing the percentage ownership of any other person. In addition, no holder of the Series A or Series B warrants is entitled to exercise any such warrants, or dispose of any portion of any such warrants, to the extent that such right to effect such exercise or disposition would result in the holder or any of its affiliates together beneficially owning more than 9.99% of the outstanding common shares. The applicable percentage of ownership for each shareholder is based on 8,404,085 common shares outstanding as of December 31, 2004, together with any applicable options or warrants for that shareholder. Except as otherwise indicated, we believe the beneficial owner of the common shares listed below, based on information furnished by it, has sole voting and investment power over the number of shares listed opposite its name.

	Shares Owned Before the Offering[1]			Shares Owned After the Offering[3]
Name and Address	Number	Percent	Shares Being Offered[2]	Number	Percent
Capital Ventures International[4] c/o Heights Capital Management 101 California Street Suite 3250 San Francisco, CA 94111	869,565	9.99%	1,173,913	0	0

1

Includes all shares beneficially owned by the shareholder as of the date hereof as determined according to the paragraph above.

2

 Includes the 347,826 common shares issued to the selling shareholder; and 125% of (a) 139,130 common shares issuable upon exercise of the Series A warrant and (b) 521,739 common shares issuable upon exercise of the Series B warrant.

3

Assumes the sale of all shares offered by this prospectus, although the selling shareholder is under no obligations known to us to sell any of the common shares.

4

Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI") has discretionary authority to vote and dispose of the securities held by CVI and may be deemed to be the beneficial owner of these securities.  Martin Kobinger, in his capacity as Investment Manger of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the securities held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the securities

The selling shareholder is under common control with one or more NASD members, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of shares purchased by the selling shareholder in this offering.

No selling shareholder has held a position as a director or executive officer nor has had a material employment relationship with us or any of our affiliates, or our or their predecessors, within the past 3 years.

PLAN OF DISTRIBUTION

The selling shareholder and any of its pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of the shares being offered under this prospectus on The Nasdaq SmallCap Market or in private transactions directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers.  We will receive no proceeds from the sale of shares by the selling shareholder. We will however incur all costs associated with this registration statement, which costs will be paid out of cash on hand.

 The shares covered by this prospectus to be sold from time to time by the selling shareholder may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in one or more of the following transactions:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  “at the market” to or through market makers or into an existing market for the common shares;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

  transactions to cover short sales;

  broker-dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share;

  a combination of any of these methods of sale;

  any other method permitted by applicable law; or

  through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise).

In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate.  Brokers or dealers will receive commissions or discounts from the selling shareholder in amounts to be negotiated immediately prior to the sale.  These brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act 1933 in connection with these sales.  In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of November 30, 2004. Our capitalization is presented:

  on an actual basis;

  on a pro forma basis to reflect the private sale of 347,826 common shares of QSound and the issuance of warrants and investment rights pursuant to the Securities Purchase Agreement for gross proceeds of $2,000,000 less estimated costs of $100,000.

As at November 30, 2004

	Actual	Pro Forma
Debt:
Current liabilities	$355,133	$355,133
Total Debt	$355,133	$355,133

Shareholders’ equity:
Total shareholders’ equity	$2,867,639	$4,767,639
Actual common shares outstanding 7,931,824
Proforma common shares outstanding 8,279,650
Total capitalization	$3,222,772	$5,122,772

DESCRIPTION OF SECURITIES

We are authorized to issue an unlimited number of common shares with no par value, an unlimited number of first preferred shares, and an unlimited number of second preferred shares.  These shares are described as follows:

Common Shares:  As of December 31, 2004 there are 8,404,085 common shares issued, which are held by 424 registered shareholders.  Holders of common shares are entitled to one vote for each share they own on any matter that is submitted to a shareholder vote, unless only a different class of shareholders, for example holders of preferred share, is entitled to vote on that matter.  Our board of directors may declare dividends for distribution to holders of common shares. If QSound is dissolved or liquidated, we must use our assets to pay liabilities and any remaining assets would be distributed:

  firstly to preferred shareholders if their preferred shares carry the right to distribution of assets in priority to distribution of assets to common shareholders; and

  secondly to the holders of common shares, in proportion to the number of shares they own.

All of the common shares are validly issued and have been fully paid for.  At meetings of shareholders two persons present in person or by proxy, and each owning at least one common share, constitute a quorum for purposes of selecting a chairman for the meeting or adjourning the meeting. For transacting any business at a shareholders meeting, two persons present in person or by proxy and holding at least five percent of our issued shares must be present.

Preferred Shares:  As of December 31, 2004 there were no preferred shares issued.  Our board of directors may issue an unlimited number of first preferred shares and second preferred shares and may attach various privileges and restrictions to the preferred shares such as:

  the right for preferred shares to be converted into common shares;

  the right for QSound to buy back preferred shares;

  the right for QSound to set aside a certain amount of funds each year to buy back a portion of the preferred shares; and

  restrict the right of preferred shareholders to vote.

Dividends are paid to first preferred shareholders before they are paid to to second preferred shareholders or to common shareholders.  Dividends are paid to second preferred shareholders before they are paid to common shareholders.  If we dissolve or are liquidated, any assets left after payment of our liabilities are shared firstly by first  preferred shareholders, secondly by second preferred shareholders and thirdly any remaining assets are distributed to common shareholders.

A summary of  Canadian laws and regulations that affect the rights of U.S. shareholders and certain U.S. federal tax implications of owning and selling our shares can be found in Item 10. contained in the Annual Report on Form 20-F for the year ended December 31, 2003.

MARKETS

Our shares trade (since January, 1989) on The Nasdaq SmallCap Market under the symbol QSND (formerly QSNDF). Our shares traded during the periods and at the prices set out below on The Nasdaq SmallCap Market.

The high and low market prices for the last five fiscal years:

Fiscal Year

High

Low

2004

8.40

1.61

2003

2.65

1.01

2002

2.28

0.53

2001

4.87

0.42

2000

21.50

1.37

The high and low market prices for each of the last eight quarters:

Quarter Ending

High

Low

December

2004

8.40

4.55

September

2004

6.99

3.73

June

2004

7.54

1.88

March

2004

2.75

1.61

December

2003

2.65

1.08

September

2003

2.00

1.01

June

2003

1.80

1.20

March

2003

2.14

1.03

The high and low market prices for each of the last six months:

Month

High

Low

December

2004

8.40

6.55

November

2004

8.20

6.31

October

2004

7.70

4.55

September

2004

4.83

4.10

August

2004

5.34

3.90

July

2004

6.55

3.73

USE OF PROCEEDS

QSound will not receive any proceeds as a result of sales of shares by the selling shareholder.  If the Series A or Series B warrants are exercised, QSound will receive the exercise price of the warrants which will be used for working capital.  The maximum aggregate exercise price of the Series A and Series B warrants is US$4,268,864.85.  Except as described in the section “About this Prospectus”, the selling shareholder is under no obligation to exercise the warrants and there can be no assurance that the selling shareholder will do so.

LEGAL MATTERS

The validity of the issuance of common shares which are offered in this prospectus will be passed upon by Joanna Varvos, Esq., corporate secretary of QSound.

EXPERTS

The consolidated financial statements of QSound as of December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN GET MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and we file reports, registration statements and other information with the SEC. Our reports, registration statements other information can be inspected and copied at the public reference facilities maintained by the SEC:

Room 1200

450 Fifth Street N.W.

Washington D.C. 20549

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC at the same address, or by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public from the SEC’s Web site at www.sec.gov/ and from our Web site www.qsound.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you  by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede information previously filed. We incorporate by reference the documents listed below:

The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement.

a)

Our latest annual report on Form 20-F filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934,as amended (the “Exchange Act”) for the fiscal year ended December 31, 2003.

b)

Our current reports on Form 6-K furnished to the SEC on April 2, May 13, August 10, November 10, December 23, 2004 and February 23, 2005.

c)

 All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

d)

The description of our securities contained in our registration statement under on Form 20-F filed with the Securities and Exchange Commission on September 28, 1988.

Prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, we also incorporate by reference all of our subsequent annual reports filed with the SEC on Form 20-F and all of our subsequent reports on Form 6-K under the Exchange Act submitted to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to Corporate Secretary, QSound Labs, Inc. at 400 – 3115 12th Street NE, Calgary, Alberta, Canada T2E 7J2, phone number (403) 291-2492.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

Item 8.  Indemnification of Directors and Officers

The laws of Alberta and QSound’s Articles permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act of 1933, as amended.

Section 124 of the Alberta Business Corporation Act (the ”ABCA”) provides as follows:

124(1) Except in respect of an action by or on behalf of the corporation or body corporate to produce a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)

the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his conduct was lawful.

(2)    A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to produce a judgment in its favour, to which the person is made a party by reason of being or having been a director of officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if the person fulfills the conditions set out in subsection (1)(a) and (b).

(3)    Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body  corporate, if the person seeking indemnity

(a)

was substantially successful on the merits on his defense of the action or proceeding,

(b)

fulfills the conditions set out in subsection (1)(a) and (b), and

(c)

is fairly and reasonably entitled to indemnity.

(4)    A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

(a)

in the person’s capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b)

in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5)     A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

(6)    On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

For the purposes of Section 124, “Court” means the Court of Queen’s Bench of Alberta.

Our Articles provide that, subject to the provisions of the ABCA, except in respect of an action by or on behalf of QSound or a body corporate to procure a judgment in its favour, we shall indemnify a current or former director of officer, or a person who acts or acted at our request as a director or officer of a corporation of which we are or were a shareholder or a creditor, and the person’s heirs and legal representatives from and against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of QSound or body corporate, if: (a) the person acted honestly and in good faith with a view to the best interests of QSound; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his conduct was lawful.

Our Articles further provide that, subject to the approval of a Court, we shall indemnify a current or former director or officer, or a person who acts as a director or officer of a corporation of which we are or were a shareholder or a creditor, and the person’s heirs and legal representatives, in respect of an action by or on behalf of QSound or a body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or officer or body corporate, from and against all costs, charges and expenses reasonably incurred by the person in connection with such action if the person fulfills the conditions set out in sections (a) and (b) of the preceding paragraph.  A person referred to in this paragraph shall be entitled to indemnity from QSound in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of QSound or body corporate, if the person seeking indemnity: (a) was substantially successful on the merits of the person’s defense of the action or proceeding; and (b) fulfills the conditions set out in sections (a) and (b) of the preceding paragraph.

Item 9.  Exhibits

Exhibits

Number

Document Description

4.1

Securities Purchase Agreement dated December 16, 2004 between QSound Labs, Inc. and Capital Ventures International

4.2

Registration Rights Agreement dated December 16, 2004 between QSound Labs, Inc. and Capital Ventures International

4.3

Series A Warrant to Purchase Common Stock and Warrants dated December 16, 2004 issued by QSound Labs, Inc. to Capital Ventures International

4.4

Series B Warrant to Purchase Common Stock and Warrants dated December 16, 2004 issued by QSound Labs, Inc. to Capital Ventures International

5.1

Opinion of Joanna Varvos, Esq.

23.1

Consent of Joanna Varvos, Esq. (included in Exhibit 5.1)

23.2

Consent of KPMG LLP, Independent Registered Public Accountants

24.1

Power of Attorney (see Signature Page)*

99.1

Canadian/ United States Accounting Principles Reconciliation

_________________

* Previously Filed

Item 10. Undertakings

(a)

Rule 415 Offering.

QSound hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration statement.

(2)

That, for the purpose of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof; and

(3)

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4)

To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X under the Securities Act of 1933 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

 (b)

Filings Incorporating Subsequent Exchange Act Documents by Reference.

QSound hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Indemnification for Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of QSound pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by QSound of expense incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of an appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, QSound Labs, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on February 24, 2005.

QSOUND LABS, INC.

BY:      /s/ David Gallagher

      David Gallagher

      Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Gallagher and Joanna Varvos, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

                            *

President, Chief Executive Officer and Director

January 5, 2005

David Gallagher

(Principal Executive, Accounting and Financial

Officer)

                            *

Director

January 5, 2005

Stanley McDougall

                            *

Director

and Authorized U.S. Representative

January 5, 2005

M. Patty Chakour

*By /s/ David Gallagher

David Gallagher, attorney-in-fact

EXHIBIT INDEX

Exhibit

Number

Document Description

4.1

Securities Purchase Agreement dated December 16, 2004 between QSound Labs, Inc. and Capital Ventures International

4.2

Registration Rights Agreement dated December 16, 2004 between QSound Labs, Inc. and Capital Ventures International

4.3

Series A Warrant to Purchase Common Stock and Warrants dated December 16, 2004 issued by QSound Labs, Inc. to Capital Ventures International

4.4

Series B Warrant to Purchase Common Stock and Warrants dated December 16, 2004 issued by QSound Labs, Inc. to Capital Ventures International

5.1

Opinion of Joanna Varvos, Esq.

23.1

Consent of Joanna Varvos, Esq. (included in Exhibit 5.1)

23.2        Consent of KPMG LLP, Independent Registered Public Accountants

24.1        Power of Attorney (see Signature Page)*

99.1

Canadian/ United States Accounting Principles Reconciliation

_______________________

*  Previously filed

22